EXHIBIT 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • June 2012



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: June 2012

Currencies: The euro rallied sharply against counterparts following reports Eurozone officials were planning to come to the aid of the ailing European banking sector. The Japanese yen declined because of fears surrounding further intervention by the Bank of Japan to counter recent strength in the yen.

Energy: Crude oil markets breached an 8-month low after the U.S. Energy Information Administration reported steadily rising domestic supplies. Weak demand forecasts followed disappointing industrial production reports and the ongoing financial turmoil in Europe weighed on oil prices. Elevated temperatures in the U.S. created strong demand for natural gas and prices increased over 13% higher.

Equities: Global equity markets rose due to speculation Eurozone officials were beginning to prepare to take positive steps towards aiding the ailing economies of Greece, Portugal, and Spain. Anticipation the U.S. Federal Reserve would soon be announcing new stimulus initiatives also boded well for the equity markets.

Fixed Income: Global fixed-income markets declined as investors shifted their focus towards riskier assets and away from safe-haven debt instruments. Potential improvement in the financial situation in Europe was a main driver in reducing global safe-haven demand.

Grains/Foods: U.S. grains markets moved sharply higher as supply concerns fostered by ongoing warm and dry weather in the Midwest supported prices. Ongoing droughts in Russia reduced wheat supply forecasts which, in turn, grains prices. Sugar prices rallied as a result of processing delays in Brazil caused by heavy rain.

Metals: Gold prices finished June modestly higher due to investor beliefs further quantitative easing by the U.S. Federal Reserve was imminent. Base metals markets posted mix results as the bearish impact of weak industrial production data was offset by hopes upcoming stimulus activity in the U.S. and abroad would stimulate industrial demand in the global economy.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%							**-0.4%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007
7.7%	-8.4%	-4.3%	8.3%	11.8%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%							**-0.8%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%							**1.1%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%							**0.1%**

A and B Units

Trading Performance by Sector



4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	8%	28%	20%	11%	10%

Sector Positions at Month-End



07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12
04/12
05/12
06/12
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector



4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
23%	8%	27%	21%	11%	10%

Sector Positions at Month-End



07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12
04/12
05/12
06/12
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Currencies
Energy
Equity Indices
Fixed Income
Grains/Foods
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.92%	7.41%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - June 2012	
Total Fund Assets (A,B, Legacy, Global)	$721M
12-Month Return	-6.0%
Average 12-Month Return	17.2%
36-Month Cumulative Return	-10.4%
60-Month Cumulative Return	4.5%
Compounded Annualized ROR	12.7%
3-Year Compounded Annualized ROR	-3.6%
5-Year Compounded Annualized ROR	0.9%
10-Year Compounded Annualized ROR	3.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 4/12)	-18.7%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.3%
# of Winning Months	146
# of Losing Months	136

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2002 - June 2012		
↑↓	Moved in Opposite Directions	46% 55 of 120 months
↑↑	Positive Results for Both	33% 40 of 120 months
↓↓	Negative Results for Both	21% 25 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.